UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

MIV THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30453 (Commission File Number)	01-0809204 (I.R.S. Employer Identification No.)

1-8765 Ash St. Vancouver, British Columbia (Address of Principal Executive Offices)	V6P 6T3 (Zip Code)

(604) 301-9545

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 15, 2008, MIV Therapeutics, Inc. (the "Company") issued a press release announcing that it intends to take steps to delist its Reg. S stock from the Frankfurt Exchange and simultaneously undertake an exchange offer whereby for each holder of record as of the record date of August 15, 2008, the Company will offer to exchange one share of Company common stock for each share of Reg. S stock outstanding and currently trading on the Frankfurt Exchange under WKN 911285 (“Reg. S Stock”).

A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated August 15, 2008, entitled “MIV Announces Exchange Offer for Reg S Shareholders in Europe."

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC.
Registrant

Dated: August 20, 2008	By:/s/ Patrick McGowan

Patrick McGowan

Chief Financial Officer